                                                                    EXHIBIT 10.2

THIS NOTE AND THE SHARES OF COMMON STOCK OF NEON COMMUNICATIONS, INC. ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE OR ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE COMPANY AND HOLDER HEREUNDER ARE SUBJECT TO THE SUBORDINATION PROVISIONS SET FORTH IN SECTION 3 HEREOF. IN THE EVENT OF A CONFLICT BETWEEN ANY TERMS OF THIS NOTE AND THE TERMS OF SUCH SECTION 3, THE TERMS OF SECTION 3 SHALL GOVERN.

        ----------------------------------------------------------------

                            NEON COMMUNICATIONS, INC.



                   18% SUBORDINATED CONVERTIBLE NOTE DUE 2008


$15,000,000.00                                        WESTBOROUGH, MASSACHUSETTS
                                                                    JUNE__, 2001


     NEON COMMUNICATIONS, INC., a Delaware corporation (the "COMPANY"), for value received, hereby promises to pay to the order of MODE 1 COMMUNICATIONS, INC., a Connecticut corporation, or its designee or assignee (the "HOLDER"), on August 15, 2008 (the "MATURITY DATE"), at the offices of the Company, the principal sum of Fifteen Million Dollars ($15,000,000.00) or such lesser principal amount as shall at such time be outstanding hereunder (the "PRINCIPAL AMOUNT"). Each payment by the Company pursuant to this Note shall be made in lawful currency of the United States of America and in immediately available funds. Interest on this Note shall accrue monthly and compound annually on the Principal Amount outstanding from time to time at a rate per annum computed in accordance with Section 4 hereof.

     Accrued and unpaid interest on the Principal Amount of this Note outstanding shall commence on the date hereof and be payable: (i) semiannually on February 15 and August 15 of each year beginning on August 15, 2001, and (ii) upon maturity (whether at the Maturity Date, by acceleration or otherwise). Each of the dates referred to above is sometimes hereinafter referred to as an "INTEREST PAYMENT DATE." All computations of interest hereunder shall be made based on the actual number of days elapsed in a year of 360 days (including the first day but excluding the last day during which any such Principal Amount is outstanding). The Principal Amount of this Note together with interest accrued and unpaid thereon shall be payable on the Maturity Date (or such earlier date on which such amount may become due and payable under Section 7.2 hereof) unless this Note is converted in accordance with Section 6 hereof.

     All payments by the Company hereunder shall be applied first to pay any interest which is due, but unpaid, and then to reduce the Principal Amount.

     The Company waives presentment, demand, protest or notice of any kind in connection with this Note.

     This Note is issued pursuant to a Convertible Note Purchase Agreement dated the date of this Note between the Company and Mode 1 Communications, Inc. and attached hereto as EXHIBIT A (the "PURCHASE AGREEMENT"). Notwithstanding any provision to the contrary contained herein, this Note is subject and entitled to those terms, conditions, covenants and agreements contained in the Purchase Agreement which are expressly applicable to the Note.

     1. DEFINITIONS. For purposes of this Note, the following terms shall have the meanings described below:

        1.1 "AFFILIATE" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        1.2 "BANKRUPTCY LAW" means 11 U.S.C.ss.101 et seq. as from time to time hereafter amended, and any successor or similar Federal or state law for the relief of debtors.

        1.3 "BOARD OF DIRECTORS" means the Company's Board of Directors.

        1.4 "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

        1.5 "CHANGE OF CONTROL" means the occurrence of any of the following events:

            (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange
Act), except that for purposes of this clause (i) such person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; PROVIDED, HOWEVER, that the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (i), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by another person ("a parent corporation"), if such other person is the beneficial owner (as described in this clause (ii), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as described in this clause (i), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

            (ii) individuals who on the date of this Note constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors on the date of this Note or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

            (iii) the adoption of a plan relating to the liquidation or dissolution of the Company; or

            (iv) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee.

        1.6 "COMMON STOCK" means the Company's common stock, par value $.01 per share.

        1.7 "COMMON STOCK EQUIVALENT" means any Convertible Security or warrant, option or other right to subscribe for or purchase any additional shares of Common Stock or any Convertible Security, other than options granted to officers, directors or employees of, or consultants to, the Company, or any of its subsidiaries and approved by the Company's Board of Directors.

        1.8 "CONVERTIBLE SECURITY" means any evidence of indebtedness, shares of capital stock or other securities which may be at any time convertible into or exchanged for additional shares of Common Stock.

        1.9 "CUSTODIAN" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

        1.10 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        1.11 "EXELON" means Exelon Enterprises Management, Inc., a Pennsylvania corporation.

        1.12 "EXCLUDED SECURITIES" means any Common Stock Equivalent issued by the Company (i) in the form of a subordinated convertible note due 2008 within six (6) months from the date hereof, and which terms may be more fully described therein, including a conversion price of no less than $5.00; (ii) pursuant to a private placement of public equity, or in connection with an equity line of credit, in either case approved by the Board of Directors of the Company; and
(iii) in the case of (i) and (ii) hereof, any Common Stock issuable upon the conversion or exercise of any such Common Stock Equivalent.

        1.13 "INDENTURE" means the Indenture dated as of August 5, 1998, between the Company and U.S. Bank Trust National Association.

        1.14 "MARKET PRICE" as of any valuation date, (i) means the last reported sale price for the shares of Common Stock, as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or, if the Common Stock is listed on a stock exchange, the principal stock exchange on which the Common Stock is listed, on the last trading day prior to the applicable valuation date for which a closing price is available; or (ii) if the Common Stock on any such valuation date is not reported on Nasdaq or listed on any stock exchange, the Market Price shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Company. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

        1.15 "MODE 1" means Mode 1 Communications, Inc., a Connecticut corporation.

        1.16 "PERMISSIBLE SECURITIES" means equity securities or subordinated securities of the Company or any successor obligor of the Senior Debt or Subordinated Debt provided for by a plan of reorganization or readjustment that are subordinated in right of payment to all Senior Debt that may at the time be outstanding to the same extent as, or to a greater extent than, the Subordinated Debt is subordinate to the Senior Debt as provided in Section 3 hereof.

        1.17 "PERMITTED HOLDERS" means (i) Central Maine Power Company, a Maine corporation, and its Affiliates and (ii) Northeast Utilities, a Massachusetts business trust, and its Affiliates.

        1.18 "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        1.19 "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement between the Company and Mode 1 dated the date hereof.

        1.20 "SENIOR DEBT" means, collectively, (i) the 12 3/4% Senior Notes Due 2008 in the aggregate principal amount of One Hundred Eighty Million Dollars ($180,000,000.00) issued by the Company pursuant to the Indenture; (ii) all other indebtedness incurred after the issuance of the Note which by its terms is superior in right of payment to the Note, and (iii) all payment obligations of the Company pursuant to any indebtedness incurred in order to finance the acquisition of fixed or capital assets, unless by the terms of the instrument creating or evidencing any such indebtedness it is expressly provided that such indebtedness is not superior in right of payment to the Note, provided, however, that in the case of each of (ii) and (iii), such indebtedness and payment obligations shall constitute Senior Debt only to the extent that such indebtedness and payment obligations shall have been approved in writing by the Holder as required by Section 6.1 of the Purchase Agreement.

        1.21 "SIGNIFICANT SUBSIDIARY" shall have the meaning ascribed to it in the Indenture.

        1.22 "SUBORDINATED DEBT" means the principal amount of the indebtedness evidenced by this Note, together with any interest or premium due thereon or payable with respect thereto; and the principal amount of indebtedness evidenced by a subordinated convertible note due 2008 which may be issued by the Company to Exelon at any time within six (6) months from the date hereof, which terms will be more fully described therein, including a conversion price of no less than $5.00.

        1.23 "VOTING STOCK" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustee thereof.

     2. PREPAYMENT. The Principal Amount of this Note may not be prepaid in whole or in part prior to the second anniversary of the date of this Note without the prior written consent of the Holder. Notwithstanding the foregoing, the Company may prepay this Note prior to such date without the consent of the Holder in connection with a merger of the Company or a sale of all or substantially all of its assets, or as may be required by law.

     3. SUBORDINATION. The Company, for itself, its successors and assigns, covenants and agrees, and the Holder and each successive holder of this Note, by its acceptance of this Note, likewise covenants and agrees (expressly for the benefit of the present and future holders of the Senior Debt, that the payment of principal of, and interest on, this Note is hereby expressly subordinated in right of payment, to the extent and in the manner set forth in this Section 3 to the prior payment in full of the principal of, premium (if any) and interest on, all Senior Debt of the Company, whether outstanding on the date hereof or hereafter incurred or created.

        3.1 DEFAULT ON SENIOR DEBT. The Company shall not purchase, repurchase, redeem, defease or otherwise acquire or retire any of the Subordinated Debt prior to its scheduled maturity or scheduled payment (a "RESTRICTED PAYMENT") if an event of default in respect of the Senior Debt or an event which after notice or the passage of time or both would be such an event of default (a "SENIOR DEBT DEFAULT") shall have occurred and be continuing or if such a Senior Debt Default would result from such a Restricted Payment.

        3.2 DISSOLUTION, LIQUIDATION, REORGANIZATION, ETC. Upon any payment or distribution of the assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, total or partial liquidation, reorganization, composition, arrangement, adjustment or readjustment of the Company or its securities (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation or receivership proceedings, or upon a general assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company, or otherwise), then and in any such event:

            (i) the holders of the Senior Debt shall be entitled to receive payment in full in cash or cash equivalents (or to have such payment duly provided for in a manner reasonably satisfactory to the holders of Senior Debt) of all amounts due or to become due on or in respect of all Senior Debt, before any payment or distribution, whether in cash, property or securities (other than Permissible Securities), is made on account of the Subordinated Debt;

            (ii) the Subordinated Debt evidenced by this Note shall forthwith become due and payable, and any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Permissible Securities), to which the Holder would be entitled except for the provisions of this Section 3, shall be paid or delivered by any debtor, custodian, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Debt, or their representative or representatives, ratably according to the aggregate amounts remaining unpaid on account of such Senior Debt, for application to the payment thereof, to the extent necessary to pay all such Senior Debt in full in cash or cash equivalents after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Debt;

            (iii) Each holder of the Subordinated Debt evidenced by this Note at the time outstanding hereby irrevocably authorizes and empowers each holder of the Senior Debt or such holder's representative to collect and receive such holder's ratable share of all such payments and distributions and to receipt therefor, and, if any holder of Subordinated Debt evidenced by this Note fails to file a claim at least seven (7) calendar days prior to the date established by rule of law or order of court for such filing, to file and prove (but not to vote) such claims therefor.

Upon any payment or distribution of assets of the Company referred to in this
Section 3, the holders of the Subordinated Debt evidenced by this Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, insolvency, reorganization, liquidation, receivership or other proceeding is pending, or a certificate of the debtor, custodian, liquidating trustee, agent or other Person making any such payment or distribution to such holders, for the purpose of ascertaining the Persons entitled to participate therein, the holders of the Senior Debt, the then outstanding principal amount of the Senior Debt and any and all amounts payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 3.

     4. INTEREST.

        4.1 INTEREST RATE. The outstanding Principal Amount shall bear interest at the rate of eighteen percent (18%) per annum, which shall accrue monthly and be compounded annually.

        4.2 PAYMENT OF INTEREST. At the option of the Company, accrued interest may be paid on the applicable Interest Payment Date in any of the following forms: (i) cash, (ii) additional 18% subordinated convertible notes due 2008, in substantially the form of this Note; or (iii) such number of fully paid and non-assessable shares of Common Stock determined by dividing the applicable interest payment by $6.00.

     5. REDEMPTION.

        5.1 OPTIONAL REDEMPTION. Subject to the Holder's right of conversion set forth in Section 6 hereof, at any time after the second anniversary of the date of this Note, the Company shall have the right, at its sole option and election made in accordance with Section 5.2 below, to redeem this Note, in whole or in part, at a redemption price equal to the then outstanding Principal Amount relating to that portion of the Note being redeemed, together with the related accrued and unpaid interest (the "REDEMPTION PRICE").

        5.2 REDEMPTION PROCEDURES. Notice of any redemption of this Note pursuant to Section 5.1 shall be mailed to the Holder at least 10 days but not more than 60 days prior to the date fixed for redemption (the "REDEMPTION DATE"). On or before the Redemption Date, the Holder shall surrender this Note or the portion thereof being redeemed, duly endorsed, at the principal office of the Company. On the Redemption Date, the Company shall wire transfer to the Holder the Redemption Price in immediately available funds for the Notes being so redeemed.

     6. CONVERSION.

        6.1 OPTIONAL CONVERSION. At the option of the Holder, any portion (in increments of $1,000,000) or all of the outstanding Principal Amount of this Note together with all accrued and unpaid interest thereon, shall be convertible at any time and from time to time up to and including the Maturity Date, into such number of fully paid and non-assessable shares of Common Stock as shall be determined by Section 6.3 below.

        6.2 MANDATORY CONVERSION. At the option of the Company, at any time during the thirty (30) day period after the Common Stock has a Market Price equal to or greater than twenty dollars ($20.00) for twenty (20) or more consecutive trading days, the Company may deliver a notice (the "MANDATORY CONVERSION NOTICE") to the Holder, providing that the Note shall automatically be converted into such number of fully paid and non-assessable shares of Common Stock as shall be determined by Section 6.3 below. Notwithstanding the foregoing, the Company shall not be entitled to effect a mandatory conversion pursuant to this Section 6.2 unless the Company has filed a registration statement registering the Conversion Shares (as defined below) with the Securities and Exchange Commission (the "Commission") under the

Securities Act of 1933, as amended, and such registration statement has been declared effective by the Commission.

        6.3 CONVERSION PRICE. The number of shares of Common Stock to be received by the Holder upon conversion of this Note in accordance with Section
6.1 or 6.2 (the "CONVERSION SHARES") shall be determined by dividing the then outstanding Principal Amount of the Note together with all accrued and unpaid interest being converted by the Holder by the Conversion Price in effect at the time of conversion (the "CONVERSION PRICE"). The Conversion Price at which the Conversion Shares shall be deliverable upon conversion of this Note without the payment of additional consideration by the Holder shall initially be $6.00 per share of Common Stock. Such initial Conversion Price shall be subject to adjustment as provided in Section 6.4 below.

        6.4 ADJUSTMENT OF CONVERSION PRICE. The Conversion Price in effect at any time and the number and kind of securities issuable upon conversion of the Notes shall be subject to adjustment from time to time upon the happening of certain events as follows:

            (i) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Company at any time or from time to time after the date of this Note effects a subdivision of shares of its Common Stock, the number of Conversion Shares issuable to the Holder immediately before that subdivision shall be proportionately increased (as at the effective date of such subdivision, or if the Company shall take a record of holders of its Common Stock for the purpose of so subdividing, as at the applicable record date, whichever is earlier) to reflect the increase in the total number of shares of Common Stock outstanding as a result of such subdivision, and conversely, if the Company at any time or from time to time after the date of this Note combines shares of the Common Stock into a smaller number of shares, the number of shares of Conversion Stock issuable to the Holder immediately before the combination shall be proportionately decreased (as at the effective date of such combination, or if the Company shall take a record of holders of its Common Stock for the purpose of so combining, as at the applicable record date, whichever is earlier) to reflect the reduction in the total number of shares of Common Stock outstanding as a result of such combination. Any adjustment under this clause (i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

            (ii) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. If the Company at any time or from time to time after the date of this Note makes, or fixes a record date for the determination of holders of shares of the Common Stock entitled to receive a dividend or other distribution payable in additional shares of the Common Stock, then and in each such event, the number of Conversion Shares issuable to the Holder shall be increased as of the time of such issuance, or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the number of Conversion Shares issuable to the Holder by a fraction (A) the numerator of which shall be the total number of shares of the Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date PLUS the number of shares of the Common Stock issuable in payment of such dividend or distribution and (B) the denominator of which is the total number of shares of the

Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date.

            (iii) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the Company at any time or from time to time after the date of this Note makes, or fixes a record date for the determination of holders of shares of the Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than the shares of the Common Stock, including but not limited to indebtedness, or in securities of any wholly-owned subsidiary of the Company then and in each such event, provision shall be made so that the Holder, upon conversion of this Note, shall receive upon conversion thereof, in addition to the number of Conversion Shares receivable thereupon, the amount of securities of the Company or of the applicable subsidiary which the Holder would have received had Holder been a holder of Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable as aforesaid during such period, subject to all other adjustments called for during such period under this Section 6.4 with respect to the rights of the Holder.

            (iv) ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER. In the event of any reorganization of the Company (or any other corporation, the stock or other securities of which are at the time receivable upon the conversion of this Note) after the date hereof, or if, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all its assets to another corporation, then and in each such case the Holder, upon the conversion hereof as provided in Section
6.1 or 6.2, at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock receivable upon the conversion of this Note prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had converted this Note immediately prior thereto.

            (v) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. In the event that at any time or from time to time after the date of this Note, the shares of the Common Stock are changed into the same or a different number of shares of any class of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 6.4), then and in any such event the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change shall be used for calculation of the number of Conversion Shares issuable to the Holder, all subject to further adjustment as provided in this Note.

            (vi) ADJUSTMENT FOR ISSUANCE OF RIGHTS OR WARRANTS. In the event that at any time or from time to time after the date of this Note, the Company issues warrants or other rights to purchase Common Stock to all holders of its Common Stock entitling them to purchase shares of Common Stock at a price below the then-current Market Price, and such purchase price is below the Conversion Price, the Conversion Price shall thereafter be decreased to such purchase price.

            (vii) ADJUSTMENT FOR ISSUANCE OF COMMON STOCK EQUIVALENTS. In the event that the Company at any time prior to December __, 2001 issues any Common Stock Equivalent, other than Excluded Securities, and the price per share for which additional shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent shall be less than the Conversion Price then in effect, then the Conversion Price shall thereafter be decreased to such purchase price. Upon the expiration or termination of the right to convert, exchange or exercise any Common Stock Equivalent the issuance of which affected an adjustment pursuant to this paragraph (vii), to the extent such Common Stock Equivalent shall not have been converted, exercised or exchanged in its entirety, then the Conversion Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 6.4 after the issuance of such Common Stock Equivalent) prior to the issuance of such Common Stock Equivalent.

            (viii) CERTIFICATE OF CHIEF FINANCIAL OFFICER AS TO ADJUSTMENT. In each case of an adjustment of the Common Stock, upon the request of the Holder, the Company shall compute such adjustment in accordance with the provisions of this Note and prepare a certificate setting forth such adjustment, and showing in detail the facts upon which such adjustment is based.

        6.5 FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of this Note. The determination of fractional shares shall be made on the basis of the converted amount of Principal Amount of this Note plus accrued and unpaid interest at the time of conversion divided by the Conversion Price. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the Conversion Price, immediately in effect prior to the event which would result in the issuance of a fractional share of Common Stock.

        6.6 MECHANICS OF CONVERSION. Upon election of the Holder to convert this
Note into Conversion Shares pursuant to Section 6.1, or upon mandatory conversion at the option of the Company pursuant to Section 6.2, the Holder shall surrender this Note or portion thereof, duly endorsed, at the office of the Company, and shall give written notice to the Company at its principal corporate office, of the election to convert the same (if applicable) and shall state therein the name or names in which the certificate or certificates for the Conversion Shares are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver to the Holder, or to the nominee or nominees of the Holder, a certificate or certificates for the number of Conversion Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note to be converted, and the person or persons entitled to receive the Conversion Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. In the event that only a portion of this Note is converted into Conversion Shares, the Company shall issue a new Note to the Holder evidencing the reduced Principal Amount after the partial conversion.

     7. EVENTS OF DEFAULT.

        7.1 EVENTS CONSTITUTING AN EVENT OF DEFAULT. Each of the following described events shall constitute an "Event of Default" under this Note:

            (i) INTEREST PAYMENT DEFAULT. The Company defaults in any payment of interest on this Note when the same becomes due and payable and such default continues for a period of thirty (30) days;

            (ii) PRINCIPAL PAYMENT DEFAULT. The Company defaults in the payment of the Principal Amount when the same becomes due and payable on the Maturity Date, upon required repurchase or otherwise.

            (iii) COVENANT DEFAULT. The Company fails to perform or observe any of the provisions contained in this Note, the Purchase Agreement or in the Registration Rights Agreement and such failure shall continue for more than sixty (60) days after the Holder has given written notice to the Company; or

            (iv) DEFAULT ON OTHER INDEBTEDNESS. The Company or any Significant Subsidiary shall fail to pay any indebtedness of the Company or such Subsidiary (including without limitation the Senior Debt) within any applicable grace period after final maturity or such indebtedness is accelerated by the holders thereof because of a default and the total amount of such indebtedness unpaid or accelerated exceeds $5,000,000 or its foreign currency equivalent at the time;

            (v) JUDGMENTS. Any judgment or decree for the payment of money in excess of $5,000,000 or its foreign currency equivalent at the time it is entered against the Company or any Significant Subsidiary, remains outstanding for a period of 60 days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed within 10 days after the Holder has given written notice to the Company;

            (vi) CONSENT TO BANKRUPTCY. The Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                 (A) commences a voluntary case;

                 (B) consents to the entry of an order for relief against it in an involuntary case;

                 (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                 (D) makes a general assignment for the benefit of its creditors; or

                 (E) takes any comparable action under any foreign laws relating to insolvency; and


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


            (vii) BANKRUPTCY ORDER. A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                 (A) is for relief of the Company or any Significant Subsidiary in an involuntary case;

                 (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property;

                 (C) orders the winding up or liquidation of the Company or any Significant Subsidiary; or

                 (D) any similar relief is granted under any foreign laws and in each of (A), (B), and (C) above, the order or decree remains unstayed and in effect for sixty (60) days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

        7.2 CONSEQUENCES OF AN EVENT OF DEFAULT. If an Event of Default (other than an Event of Default specified in Section 7.1(vi) or Section 7.1(vii) hereof with respect to the Company) occurs and is continuing, the Holder by notice to the Company, may declare the Principal Amount and accrued but unpaid interest on this Note to be due and payable. If an Event of Default specified in Section 7.1(vi) or Section 7.1(vii) hereof with respect to the Company occurs, the Principal Amount and accrued but unpaid interest on the Note shall IPSO FACTO become and be immediately due and payable without any declaration or other act on part of the Holder. The Holder may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of Principal Amount or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

     8. CHANGE OF CONTROL. Upon the occurrence of a Change of Control, the Holder shall have the right to require that the Company repurchase this Note at a purchase price in cash equal to 101% of the Principal Amount outstanding on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the terms contemplated in section 8(b). For the avoidance of doubt, the additional 1% included in the purchase price of the Note upon a Change of Control shall not be considered a premium when determining the Principal Amount of the Note for use in the computation of such purchase price.

            (a) Within 30 days following any Change of Control, the Company shall mail a notice to the Holder stating:

               (1) that a Change of Control has occurred and that the Holder has the right to require the Company to purchase the Note at a purchase price in cash equal to 101% of the Principal Amount on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase;

               (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control);

               (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

               (4) the instructions determined by the Company, consistent with this Section 8, that the Holder must follow in order to have the Note purchased.

            (b) If the Holder elects to have the Note purchased, it will be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three business days prior to the purchase date. The Holder will be entitled to withdraw its election if the Company receives not later than one business day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the Principal Amount which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have the Note purchased.

            (c) On the purchase date, the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holder.

     9. RESTRICTIONS ON TRANSFER.

        9.1 GENERALLY. The Holder acknowledges that this Note and the Conversion Shares issuable upon its conversion have not been registered or qualified under federal or state securities laws. This Note shall not be transferable by the Holder except in accordance with the terms and conditions set forth in the Purchase Agreement, this Note and the Securities Act of 1933, as amended.

        9.2 NO RIGHTS OR LIABILITIES AS STOCKHOLDER. This Note does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of conversion of this Note, no provision of this Note, and no enumeration in this Note of the rights or privileges of the Holder shall cause such Holder to be a stockholder of the Company for any purpose.

        9.3 ASSIGNMENT. This Note may be assigned by the Holder only with the Company's prior written consent, and only if the assignee of this Note acknowledges in writing to the Company that it is bound by all the terms and conditions of this Note.

     10. AMENDMENT AND WAIVER.

        10.1 AMENDMENT. The provisions of this Note may not be amended, modified, waived, changed or terminated other than by an agreement in writing signed by the Company and the Holder.

        10.2 WAIVER. No failure or delay on the part of any party hereto in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Holder shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval by the Holder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     11. MISCELLANEOUS.

        11.1 REGISTERED HOLDER. The Company may consider and treat the person in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary. In case of transfer of this Note by operation of law, the transferee agrees to notify the Company of such transfer and of its address, and to submit appropriate evidence regarding such transfer so that this Note may be registered in the name of the transferee. This
Note is transferable only on the books of the Company by the holder hereof, in person or by attorney, on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of the Note not registered at the time of sending the communication.

        11.2 COSTS OF ENFORCEMENT. The Company shall reimburse the Holder for all reasonable documented costs and expenses, including reasonable attorneys' fees, incurred by the Holder to enforce the provisions hereof and collect the Company's obligations hereunder.

        11.3 GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles applied in the State of New York.

        11.4 NOTICES. The notice provisions under Section 7.9 of the Purchase Agreement are applicable to this Note.

        11.5 USURY LIMITATION. In no event shall the amount paid or agreed to be paid to the Holder for the use or forbearance of money to be advanced hereunder exceed the highest lawful rate permissible under the then applicable usury laws. If it is hereafter determined by a court of competent jurisdiction that the interest payable hereunder is in excess of the amount which the Holder may legally collect under the then applicable usury laws, such amount which would be excessive interest shall be applied to the payment of the unpaid principal balance due hereunder and not to the payment of interest or, if all principal shall previously have been paid, promptly repaid by the Holder to the Company.

        11.6 SEVERABILITY. Every provision of this Note is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid, such illegal or invalid term or provision shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

        11.7 TERMS BINDING. By acceptance of this Note, the Holder of this Note (and each subsequent Holder of this Note) accepts and agrees to be bound by all the terms and conditions of this Note and the Purchase Agreement.

        11.8 WAIVER OF JURY TRIAL. THE HOLDER AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE HOLDER OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER'S PURCHASING THIS NOTE.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer.



                                            NEON COMMUNICATIONS, INC.


                                            By:
                                                --------------------------------
                                                 Name:   Stephen E. Courter
                                                 Title:  Chief Executive Officer